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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of BHC Financial, Inc. on Form S-8 (Reg. No. 33-76932, 33-76934, 33-76936, 33-
78270, 333-15317, 333-15319) of our report date February 14, 1997, except for
Note 12, as to which the date is March 3, 1997, on our audits of the consolidated financial statements and financial statements schedules of BHC Financial, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 12, 1997